EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Karen R. Bowman, Earl C. Shanks and Kevin C. O’Neil, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of April, 2008.

Signature	Title

/s/ David F. Dougherty David F. Dougherty	President and Chief Executive Officer (Principal Executive Officer)

/s/ Earl C. Shanks Earl C. Shanks	Chief Financial Officer (Principal Financial Officer)

/s/ Timothy M. Wesolowski Timothy M. Wesolowski	Senior Vice President, Controller and Treasurer (Principal Accounting Officer)

/s/ Zoë Baird Zoë Baird	Director

/s/ John F. Barrett John F. Barrett	Director

/s/ David B. Dillon David B. Dillon	Director

/s/ Joseph E. Gibbs Joseph E. Gibbs	Director

/s/ Thomas L. Monahan III Thomas L. Monahan III	Director

/s/ Philip A. Odeen Philip A. Odeen	Director

/s/ Sidney A. Ribeau Sidney A. Ribeau	Director

/s/ Richard F. Wallman Richard F. Wallman	Director

/s/ David R. Whitwam David R. Whitwam	Director